UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2008
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

26 Forest Street
Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 6, 2008, Netezza Corporation (the “Company”) held its 2008 Annual Meeting of Stockholders. At this meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s 2007 Stock Incentive Plan (“2007 Stock Incentive Plan”) to provide that, notwithstanding the automatic increases provided for under the current terms of the 2007 Stock Incentive Plan, the number of shares that may be issued under the 2007 Stock Incentive Plan may not exceed 15,000,000, any or all of which may be granted as incentive stock options.
     A more detailed description of the 2007 Stock Incentive Plan, and the amendment thereto, is contained in the Proxy Statement for our 2008 Annual Meeting of Stockholders under the heading “Proposal 2— Amendment to our 2007 Stock Incentive Plan” and such description is incorporated herein by reference. The Company intends to file the full text of the 2007 Stock Incentive Plan as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending July 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: June 12, 2008	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer